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                                                                    Exhibit 23.2
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                           INDEPENDENT AUDITOR'S CONSENT

The Board of Directors and Shareholders
Metro Information Services, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 related to the Metro Information Services, Inc. Employee Stock Purchase Plan of Metro Information Services, Inc. of our report dated November 15, 1996, except as to note 10, which is as of January 27, 1997, relating to the balance sheets of Metro Information Services, Inc. as of December 31, 1994 and 1995 and September 30, 1996, and the related statements of income, changes in redeemable common stock and shareholders' equity and cash flows for each of the years in the three-year period ended December
31, 1995 and the nine month period ended September 30, 1996, which report appears in the registration statement on Form S-1, as amended (Registration No. 333-16585) of Metro Information Services, Inc.

/s/ KPMG Peat Marwick LLP

Norfolk, Virginia
February 27, 1997